Exhibit 10.11
AMENDMENT NUMBER TWO
TO THE
FLOWSERVE CORPORATION
2004 STOCK COMPENSATION PLAN
WHEREAS, Flowserve Corporation (the “Company”) maintains the Flowserve Corporation 2004 Stock Compensation Plan (as heretofore amended and supplemented, the “2004 Plan”);
WHEREAS, the Organization and Compensation Committee (the “Committee”) of the Board of Directors has the authority to amend the 2004 Plan;
WHEREAS, the Committee has resolved to amend the 2004 Plan to provide for nondiscretionary proportionate adjustments to the plans and outstanding awards in the event of specified types of corporate transactions involving the Company;
WHEREAS, the Committee deems it to be desirable and in the best interests of the Company and its stockholders that the Amendment be approved and adopted; and
NOW, THEREFORE, the Plan is amended effective March 7, 2008 as follows:
1. Article 11 of the 2004 Plan is hereby amended and restated in its entirety as follows:
Article 11. Adjustments, Dissolution or Liquidation
In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock-split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust the number and class of Common Stock which are reserved for issuance under the Plan, the Option Price or SAR Price of any outstanding Award, and the numerical limits in Sections 5.1 and 6.9 of the Plan. Any determinations relating to such adjustments made by the Company shall be conclusive; provided that, solely for the elimination of doubt or possible misinterpretation, the Committee shall not have discretion to make other than proportionate adjustments in the event of any of the triggering changes noted above.
In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff, Senior Vice President,
Secretary and General Counsel